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                                                               EXHIBIT (h)(7)(c)

                                 AMENDMENT NO. 2
                                       TO
                             PARTICIPATION AGREEMENT
     AMONG THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK,
                    AMERICAN GENERAL SECURITIES INCORPORATED,
                        SAFECO RESOURCE SERIES TRUST, AND
                             SAFECO SECURITIES, INC.

     This Second Amendment to Participation Agreement ("Amendment") dated as of December 31, 2002, amends the Participation Agreement dated as of August 23, 1999 (the "Agreement"), among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL") on its own behalf and on behalf of each separate account of USL (each a "Separate Account") set forth on Schedule A of the
                                                        ----------
Agreement attached hereto and incorporated herein (as same may be amended from time to time) ("Schedule A"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"),
               ------------
SAFECO RESOURCE SERIES TRUST (the "Fund") and SAFECO SECURITIES, INC. (the "Distributor"), (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                WITNESSETH THAT:

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of State law, and is a member in good standing of the NASD, and is an affiliate of AGSI and USL;

     WHEREAS, USL and AGESC have entered into a Distribution Agreement dated January 1, 2003 which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between USL and AGSI; and

     WHEREAS, AGSI desires that AGESC replace AGSI as a party to the Agreement;

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

     1. Effective on the date of the Distribution Agreement between USL and AGESC, indicated herein, AGESC will replace AGSI as a party to the Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGESC.



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     2.   Except as amended hereby, the Agreement and all subsequent Amendments to the Agreement dated as of August 23, 1999 are hereby ratified in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK
on behalf of itself and each of its Separate
Accounts named in Schedule A hereto,
as amended from time to time



By:   _______________________________________________



AMERICAN GENERAL EQUITY SERVICES
CORPORATION

By:   _______________________________________________


SAFECO RESOURCE SERIES TRUST

By:   _______________________________________________


SAFECO SECURITIES, INC.

By:   _______________________________________________



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